Exhibit 31.3
CERTIFICATIONS
I, Thomas F. Lesinski, certify that:
1. I have reviewed this Annual Report on Form 10-K of National CineMedia, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	June 25, 2020	/s/ Thomas F. Lesinski
Thomas F. Lesinski Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)